UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
Pursuant to Section 12(b) OR (g) of
The Securities Exchange Act of 1934

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	31-1390518
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

7.5% Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this Form relates: 333-172462

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.                   Description of Registrant’s Securities to be Registered.

Glimcher Realty Trust (the “Registrant”) hereby incorporates by reference the description of the 7.5% Series H Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (the “Series H Preferred Shares”), to be registered hereunder, set forth under the heading “Description of Series H Preferred Shares” in the prospectus supplement filed by the Registrant with the Securities and Exchange Commission (“SEC”) on August 3, 2012, as a supplement to its Registration Statement on Form S-3 (File No. 333-172462) (the “Registration Statement”) filed with the SEC on February 25, 2011, as well as the related information under the heading “Description of Preferred Stock” in the Registration Statement.  The Series H Preferred Shares are expected to be listed on the New York Stock Exchange. Any prospectus supplement or prospectus or any amendment to the Registration Statement that includes a description of the Series H Preferred Shares and that is subsequently filed by the Registrant is hereinafter incorporated by reference herein.

Item 2.                   Exhibits.

The following exhibits are filed as a part of this Registration Statement

3.1	Second Amended and Restated Declaration of Trust of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed May 16, 2012).

3.2
Articles Supplementary classifying 4,000,000 Shares of Beneficial Interest as Series H Cumulative Redeemable Preferred Shares, par value $0.01 per share (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed August 10, 2012).

3.3	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.16 to the Registrant’s Form 8-K filed on December 13, 2007).

4.1
Form of Specimen Certificate evidencing the 7.5% Series H Cumulative Redeemable Preferred Shares of Beneficial Interest (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed August 10, 2012).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust
(Registrant)

Date: August 10, 2012	By: /s/ George A. Schmidt
George A. Schmidt
Executive Vice President of Development, General Counsel and Secretary